EXHIBIT 99.1

Columbia Property Trust Reports First Quarter 2017 Results
ATLANTA (April 27, 2017) -- Columbia Property Trust, Inc. (NYSE: CXP) today reported financial results for the first quarter ended March 31, 2017.
Highlights:

•
For the first quarter of 2017, net income per diluted share was $0.61 and Normalized Funds from Operations (FFO)(1) per diluted share was $0.28. Cash flows from operations were $5.4 million and Adjusted Funds from Operations (AFFO)(1) was $27.9 million.

•	In January, the Company completed its near-term disposition program with the sale of three buildings in Houston for $272.0 million and the sale of Key Center in Cleveland for $267.5 million.

•	The Company has leased 468,000 square feet year-to-date, including:
- In February, a 12-year, 61,000-square-foot lease with WeWork at 650 California Street in San Francisco
- In February, a 26,000-square-foot expansion with Snap Inc. at 229 W. 43rd Street in Manhattan; the expanded lease, which totals 121,000 total square feet, has also been extended through June 2027
- In April, an eight year, 86,000-square foot lease with Affirm at 650 California Street in San Francisco
- In April, a 10-year, 66,000-square-foot lease at One Glenlake Parkway in Atlanta

Select Portfolio Statistics:
For leases executed during the quarter, Columbia experienced a 113.5% increase in rental rates based on GAAP rents and a 98.9% increase in rental rates based on cash rents.
As of March 31, 2017, the Company’s portfolio was 94.1% leased and 90.1% occupied, compared with 90.6% leased and 89.2% occupied as of December 31, 2016, and 92.4% leased and 91.7% occupied as of March 31,2 016.  Average economic occupancy was 83.3% for the first quarter of 2017, 83.3% for the fourth quarter of 2016, and 87.0% for the first quarter of 2016.
Financial Results:
Net income was $74.7 million, or $0.61 per diluted share, for the first quarter of 2017, compared with $6.7 million, or $0.05 per diluted share, in the prior-year period, primarily due to gains on sales of real estate in the current period.
Normalized FFO(1) was $34.8 million, or $0.28 per diluted share, for the first quarter of 2017, compared with $54.8 million, or $0.44 per diluted share, in the prior-year period.
Cash flows from operations were $5.4 million for the first quarter of 2017, compared with $42.8 million in the prior-year period. AFFO(1) was $27.9 million for the first quarter of 2017, compared with $46.5 million in the prior-year period.
For the first quarter of 2017, net operating income (NOI) decreased 30.6% based on GAAP rents and 34.0% based on cash rents compared with the prior-year period, primarily due to dispositions. Same store NOI(1) for the first quarter of 2017 decreased 2.4% based on GAAP rents and 9.4% based on cash rents, primarily due to new leases in free rent periods.
Distributions:
On March 15, 2017, the Company paid a dividend of $0.20 per share, or an annualized rate of $0.80 per share to stockholders of record as of March 1, 2017.

(1) Non-GAAP financial measure. See definitions and reconciliation between GAAP and non-GAAP financial measures for additional information, including the specific reasons why we provide these non-GAAP financial measures.

Guidance for 2017:
For the year ending December 31, 2017, the Company expects to report Net Income in the range of $0.78 to $0.85 per diluted share, and Normalized FFO in a range of $1.15 to $1.22 per diluted share.
A reconciliation of projected Net Income Available to Common Stockholders per diluted share to projected FFO and Normalized FFO per diluted share is provided as follows:

	Full Year
	2017 Range
	Low	High
Net income	$0.78	$0.85
Real estate depreciation & amortization	0.97	0.97
Gain on sale of real estate assets	(0.60)	(0.60)
FFO	1.15	1.22
Loss on early extinguishment of debt	—	—
Normalized FFO	$1.15	$1.22
Our guidance for 2017 is based on the following assumptions for our portfolio:

•	Leased percentage at year end 2017 of 93% to 95%

•	GAAP straight-line rental income of $35 million to $40 million

•	G&A of $35 million to $37 million

•
$539.5 million of properties were sold in January 2017. Assumes no further dispositions except for the transfer of the 263 Shuman Boulevard property to the lender in settlement of the $49.0 million mortgage note.

•	Acquisitions of $500 million

•	Weighted average diluted share count of 122.5 million
These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. This annual guidance includes the continued enhancement of the portfolio based on the above assumptions. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and a GAAP basis due to the timing of acquisitions and dispositions, lease commencements and expirations, the timing of repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this release.
Investor Conference Call and Webcast:
We will host a conference call and live audio webcast, both open for the general public to hear, on Thursday, April 27, 2017, at 5:00 p.m. ET to discuss quarterly financial results and business highlights. The number to call for this interactive teleconference is (412) 542-4180. A replay of the conference call will be available through May 4, 2017, by dialing (877) 344-7529 and entering the confirmation number, 10105509.
The live audio webcast of the Company's quarterly conference call will be available online in the Investor Relations section of the Company's website at www.columbia.reit. The online replay will be available shortly after the call and archived for approximately twelve months following the call.
About Columbia Property Trust
Columbia Property Trust (NYSE: CXP) owns and operates Class-A office buildings primarily in high-barrier-to-entry, primary markets. Our portfolio includes 16 operating properties containing eight million square feet, concentrated in New York, San Francisco, and Washington, D.C. Columbia carries an investment-grade rating from both Moody’s and Standard & Poor’s. For more information, please visit www.columbia.reit.
Definitions:
Funds From Operations ("FFO") - FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), represents net income (computed in accordance with GAAP), plus depreciation of real estate assets and amortization of lease-related costs, excluding gains

(losses) on sales of real estate and impairment losses on real estate assets. The Company computes FFO in accordance with NAREIT's definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies and this may not be comparable to those presentations. We consider FFO an appropriate supplemental performance measure given its wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assume that the value of real estate diminishes predictably over time.

Normalized FFO - We calculate Normalized FFO by starting with FFO, as defined by NAREIT, and adjusting for certain items that are not reflective of our core operations, including: (i) real estate acquisition-related costs, (ii) listing costs, (iii) loss on interest rate swaps and (iv) loss on early extinguishment of debt. Such items create significant earnings volatility. We believe Normalized FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Normalized FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Normalized FFO.
Adjusted Funds from Operations - AFFO is calculated by adjusting Cash Flow from Operations to exclude (i) changes in assets and liabilities resulting from timing differences (ii) additional amortization of lease assets (liabilities), (iii) straight-line rental income, (iv) gain (loss) on interest rate swaps, (v) recurring capital expenditures, and adding back (vi) stock based compensation expense and (vii) non-cash interest expense. Because AFFO adjusts for income and expenses that we believe are not reflective of our core operations, we believe AFFO provides useful supplemental information. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net cash flows from operating activities or net income.
EBITDA - EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is a reasonable measure of our liquidity. EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.
Adjusted EBITDA - Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, real estate acquisition-related costs, discontinued operations adjustments, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe adjusted EBITDA is a reasonable measure of our liquidity. Adjusted EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
Net Operating Income (based on cash rents) - NOI - cash rents is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, (iii) interest expense associated with interest rates swaps, (iv) non-cash property operations, (v) straight-line rental income, and (vi) net effect of above/(below) market amortization. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. NOI - cash rents is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
Net Operating Income (based on GAAP Rents) - NOI - GAAP rents is defined as Adjusted EBITDA adjusted for (i) portfolio general and administrative expense, (ii) interest rate swap valuation adjustments, and (iii) interest expense associated with interest rates swaps. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. NOI - GAAP rents is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
Same Store Net Operating Income ("Same Store NOI") - Same Store NOI is calculated as the NOI attributable to the properties continuously owned and operating for the entirety of the reporting periods presented. We believe Same Store NOI is an important measure of comparison of our stabilized properties’ operating performance. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.
Forward-Looking Statements:
Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, guidance, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2016 and subsequently filed periodic reports for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.
Management's Quotes:
Quotes attributed to management within this document reflect management's beliefs at the time of release.

Media Contact:	Investor Relations:
Bud Perrone	Matt Stover
T 212 843 8068	T 404-465-2227
E bperrone@rubenstein.com	E IR@columbiapropertytrust.com

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per-share amounts)

	(Unaudited)
	March 31, 2017	December 31, 2016
Assets:
Real estate assets, at cost:
Land	$751,351	$751,351
Buildings and improvements, less accumulated depreciation of $455,392 and $435,457, as of March 31, 2017 and December 31, 2016, respectively	2,118,015	2,121,150
Intangible lease assets, less accumulated amortization of $115,904 and $112,777, as of March 31, 2017 and December 31, 2016, respectively	187,414	193,311
Construction in progress	36,278	36,188
Real estate assets held for sale, less accumulated depreciation and amortization of $180,791, as of December 31, 2016	—	412,506
Total real estate assets	3,093,058	3,514,506
Investment in unconsolidated joint venture	126,691	127,346
Cash and cash equivalents	554,655	216,085
Tenant receivables, net of allowance for doubtful accounts of $31, as of March 31, 2017 and December 31, 2016, respectively	5,290	7,163
Straight-line rent receivable	71,601	64,811
Prepaid expenses and other assets	40,647	24,275
Intangible lease origination costs, less accumulated amortization of $75,523 and $74,578, as of March 31, 2017 and December 31, 2016, respectively	51,326	54,279
Deferred lease costs, less accumulated amortization of $24,561 and $22,753, as of March 31, 2017 and December 31, 2016, respectively	127,185	125,799
Investment in development authority bonds	120,000	120,000
Other assets held for sale, less accumulated amortization of $34,152, as of December 31, 2016	—	45,529
Total assets	$4,190,453	$4,299,793
Liabilities:
Line of credit and notes payable, net of unamortized deferred financing costs of $2,834 and $3,136, as of March 31, 2017 and December 31, 2016, respectively	$647,362	$721,466
Bonds payable, net of discounts of $1,619 and $1,664 and unamortized deferred financing costs of $5,210 and $5,364, as of March 31, 2017 and December 31, 2016, respectively	693,171	692,972
Accounts payable, accrued expenses, and accrued capital expenditures	125,743	131,028
Dividends payable	—	36,727
Deferred income	19,329	19,694
Intangible lease liabilities, less accumulated amortization of $43,750 and $44,564, as of March 31, 2017 and December 31, 2016, respectively	30,979	33,375
Obligations under capital lease	120,000	120,000
Liabilities held for sale, less accumulated amortization of $1,239, as of December 31, 2016	—	41,763
Total liabilities	1,636,584	1,797,025
Commitments and Contingencies (Note 7)	—	—
Equity:
Common stock, $0.01 par value, 225,000,000 shares authorized, 122,450,566 and 122,184,193 shares issued and outstanding, as of March 31, 2017 and December 31, 2016, respectively	1,224	1,221
Additional paid-in capital	4,539,144	4,538,912
Cumulative distributions in excess of earnings	(1,986,250)	(2,036,482)
Cumulative other comprehensive loss	(249)	(883)
Total equity	2,553,869	2,502,768
Total liabilities and equity	$4,190,453	$4,299,793

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	(Unaudited)
	Three Months Ended March 31,
	2017	2016
Revenues:
Rental income	$71,173	$99,586
Tenant reimbursements	8,584	19,753
Hotel income	1,339	4,663
Other property income	1,060	2,577
	82,156	126,579
Expenses:
Property operating costs	24,105	41,336
Hotel operating costs	2,076	4,331
Asset and property management fees	269	330
Depreciation	21,605	29,289
Amortization	9,457	16,075
General and administrative	8,768	10,490
	66,280	101,851
Real estate operating income	15,876	24,728
Other income (expense):
Interest expense	(15,115)	(17,897)
Interest and other income	2,350	1,805
Loss on the early extinguishment of debt	(45)	—
	(12,810)	(16,092)
Income before income tax, unconsolidated joint ventures, and sales of real estate assets	3,066	8,636
Income tax benefit (expense)	388	(77)
Loss from unconsolidated joint venture	(1,885)	(1,552)
Income before sales of real estate assets	1,569	7,007
Gains (loss) on sales of real estate assets	73,153	(310)
Net income	$74,722	$6,697
Per-share information – basic:
Net income	$0.61	$0.05
Weighted-average common shares outstanding – basic	122,003	123,393
Per-share information – diluted:
Net income	$0.61	$0.05
Weighted-average common shares outstanding – diluted	122,329	123,412
Dividends per share	$0.20	$0.30

COLUMBIA PROPERTY TRUST, INC.
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS
(in thousands, except per-share amounts, unaudited)

	Three Months Ended March 31,
	2017	2016
Reconciliation of Net Income to Funds From Operations and Normalized Funds From Operations:
Net income	$74,722	$6,697
Adjustments:
Depreciation of real estate assets	21,605	29,289
Amortization of lease-related costs	9,457	16,075
Depreciation and amortization included in loss from unconsolidated joint venture	2,098	2,470
Loss (gain) on sale of real estate assets	(73,153)	310
FFO	34,729	54,841
Loss on early extinguishment of debt	45	—
Normalized FFO	$34,774	$54,841
Per-share information - basic
FFO per share	$0.28	$0.44
Normalized FFO per share	$0.29	$0.44
Weighted-average shares outstanding - basic	122,003	123,393
Per-share information - diluted
FFO per share	$0.28	$0.44
Normalized FFO per share	$0.28	$0.44
Weighted-average shares outstanding - diluted	122,329	123,412

COLUMBIA PROPERTY TRUST, INC.
ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per-share amounts, unaudited)

	Three Months Ended March 31,
	2017	2016
Reconciliation of Cash Flows from Operations to Adjusted Funds From Operations:
Cash flows from operating activities	$5,398	$42,840
Adjustments:
Adjustments included in loss from unconsolidated joint ventures	(680)	517
Net changes in operating assets and liabilities	24,886	6,780
Maintenance capital(1)(2)	(1,675)	(3,671)
Adjusted FFO	$27,929	$46,466

(1)
Maintenance capital is defined as Capital expenditures incurred to maintain the building structure and functionality, and to lease space at our properties in their current condition.  Maintenance capital excludes capital for recent acquisitions and first generation leasing.

(2)	Reflects 51% of the capital expenditures of the Market Square Joint Venture, which is owned through an unconsolidated joint venture.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME (BASED ON GAAP RENTS)
(in thousands, unaudited)

	Three Months Ended March 31,
	2017	2016
Reconciliation of Net Income to Net Operating Income (based on GAAP rents) and Same Store NOI (based on GAAP Rents):
Net income	$74,722	$6,697
Net interest expense	14,565	17,892
Interest income from development authority bonds	(1,800)	(1,800)
Income tax expense (benefit)	(388)	77
Depreciation	21,605	29,289
Amortization	9,457	16,075
Adjustments included in loss from unconsolidated joint venture	4,208	4,577
EBITDA	$122,369	$72,807
Loss on early extinguishment of debt	45	—
Loss (gain) on sale of real estate assets	(73,153)	310
Adjusted EBITDA	$49,261	$73,117
General and administrative	8,768	10,490
Adjustments included in loss from unconsolidated joint venture	21	62
Net Operating Income (based on GAAP rents) - consolidated	$58,050	$83,669
Same Store NOI (based on GAAP rents) - 51% of Market Square Buildings(1)	(2,344)	(3,088)
Net Operating Income from:
Acquisitions(2)	—	—
Dispositions(3)	(855)	(24,354)
Same Store NOI (based on GAAP rents) - wholly owned properties(4)	$54,851	$56,227

(1)
Reflects NOI from 51% of the Market Square Buildings, which we own through an unconsolidated joint venture. The NOI for the Market Square Buildings is included in loss from unconsolidated joint venture in our accompanying consolidated statements of operations.

(2)	No properties have been acquired since January 1, 2016.

(3)
Reflects activity for the following properties sold since January 1, 2016, for all periods presented: Key Center Tower & Key Center Marriott, 5 Houston Center, Energy Center I, 515 Post Oak, SanTan Corporate Center, Sterling Commerce, 80 Park Plaza, 9127, 9189, 9191 & 9193 South Jamaica Street, 800 North Frederick, and 100 East Pratt.

(4)	Reflects NOI from properties that were wholly owned for the entirety of the periods presented.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME (BASED ON CASH RENTS)
(in thousands, unaudited)

	Three Months Ended March 31,
	2017	2016
Reconciliation of Net Income to Net Operating Income (based on cash rents) and Same Store NOI (based on cash rents):
Net income	$74,722	$6,697
Net interest expense	14,565	17,892
Interest income from development authority bonds	(1,800)	(1,800)
Income tax expense (benefit)	(388)	77
Depreciation	21,605	29,289
Amortization	9,457	16,075
Adjustments included in loss from unconsolidated joint venture	4,208	4,577
EBITDA	$122,369	$72,807
Loss on early extinguishment of debt	45	—
Loss (gain) on sale of real estate assets	(73,153)	310
Adjusted EBITDA	$49,261	$73,117
General and administrative	8,768	10,490
Straight-line rental income	(6,154)	(5,535)
Net effect of above/(below) market amortization	(587)	(1,323)
Adjustments included in loss from unconsolidated joint venture	(878)	(369)
Net operating income (based on cash rents) - consolidated	$50,410	$76,380
Same Store NOI (based on cash rents) - 51% of Market Square Buildings(1)	(1,446)	(2,657)
Net Operating Income from:
Acquisitions(2)	—	—
Dispositions(3)	(850)	(20,630)
Same store NOI (based on cash rents) - wholly owned properties(4)	$48,114	$53,093

(1)
Reflects NOI from 51% of the Market Square Buildings, which we own through an unconsolidated joint venture. The NOI for the Market Square Buildings is included in loss from unconsolidated joint venture in our accompanying consolidated statements of operations.

(2)	No properties have been acquired since January 1, 2016.

(3)
Reflects activity for the following properties sold since January 1, 2016, for all periods presented: Key Center Tower & Key Center Marriott, 5 Houston Center, Energy Center I, 515 Post Oak, SanTan Corporate Center, Sterling Commerce, 80 Park Plaza, 9127, 9189, 9191 & 9193 South Jamaica Street, 800 North Frederick, and 100 East Pratt.

(4)	Reflects NOI from properties that were wholly owned for the entirety of the periods presented.